EXHIBIT A

Directors and Executive Officers of Knutsen NYK Offshore Tankers AS

Name and Position	Principal Occupation or Employment and Principal Business Address[1]	Citizenship
Trygve Seglem, President, Chief Executive Officer and Director	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

Øystein Emberland, Chief Financial Officer	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

John Einar Dalsvåg, Vice President, Chartering & Business Development	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

Karl Gerhard B. Dahl, Senior Vice President Tax, Accounting and Administration	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

Magnus Gudmundsen, Vice President, Technical Operations	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

Geir Hagen, HSSE & QA	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

Svein Steimler, Chairman	President and Chief Executive Officer of NYK Group Europe Ltd. Managing Executive Officer of Nippon Yusen Kabushiki Kaisha Level 11, 25 Canada Square, Canary Wharf, London E14 5LQ U.K.	Norwegian

Jorunn Seglem, Director	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

Leif Teksum, Director	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

Akira Kono, Director	Senior Managing Executive Officer of Nippon Yusen Kabushiki Kaisha 3-2 Marunouchi 2-chome, Chiyoda-ku Tokyo 100-0005, Japan	Japan

Takashi Domyo, Executive Vice President & Director	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Japan

1 Unless otherwise indicated, the present principal occupation of each Covered Person is with Knutsen NYK Offshore Tankers AS.

Directors of NYK Holding (Europe) B.V.

Name and Position	Principal Occupation or Employment and Principal Business Address[2]	Citizenship
Takahiko Sato, Director	Reykjavikweg 1 1118 LK Schiphol, the Netherlands	Japan

Tomotaka Yamauchi, Director	Reykjavikweg 1 1118 LK Schiphol, the Netherlands	Japan

Aya Kato, Director	Reykjavikweg 1 1118 LK Schiphol, the Netherlands	Japan

TMF Netherlands B.V., Director	Herikerbergweg 238, Luna ArenA, 1101 CM Amsterdam, Netherlands	Netherlands

Directors and Executive Officers of Nippon Yusen Kabushiki Kaisha

Name and Position	Principal Occupation or Employment and Principal Business Address[3]	Citizenship
Tadaaki Naito, Chairman, Director, Chairman & Executive Officer	3-2 Marunouchi 2-chome, Chiyoda-ku Tokyo 100-0005, Japan	Japan

Hitoshi Nagasawa, President, Representative Director, President & Chief Executive Officer	3-2 Marunouchi 2-chome, Chiyoda-ku Tokyo 100-0005, Japan	Japan

Hiroki Harada, Representative Director, Senior Managing Executive Officer	3-2 Marunouchi 2-chome, Chiyoda-ku Tokyo 100-0005, Japan	Japan

Yutaka Higurashi, Director, Managing Executive Officer	3-2 Marunouchi 2-chome, Chiyoda-ku Tokyo 100-0005, Japan	Japan

Hiroshi Kubota, Director, Managing Executive Officer	3-2 Marunouchi 2-chome, Chiyoda-ku Tokyo 100-0005, Japan	Japan

Yoshihiro Kayatama, Independent Director	3-2 Marunouchi 2-chome, Chiyoda-ku Tokyo 100-0005, Japan	Japan

Hiroko Kuniya, Independent Director	3-2 Marunouchi 2-chome, Chiyoda-ku Tokyo 100-0005, Japan	Japan

Eiichi Tanabe, Independent Director	3-2 Marunouchi 2-chome, Chiyoda-ku Tokyo 100-0005, Japan	Japan

2 Unless otherwise indicated, the present principal occupation of each Covered Person is with NYK Holding (Europe) B.V.

3 Unless otherwise indicated, the present principal occupation of each Covered Person is with Nippon Yusen Kabushiki Kaisha

Directors and Executive Officers of TS Shipping Invest AS

Name and Position	Principal Occupation or Employment and Principal Business Address[4]	Citizenship
Øyvind Holte, Chairman	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

Trygve Seglem, Director	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

Synnøve Seglem, Director	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

Georg Scheel, Director	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

Kjell Erik Jacobsen, Director	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

Directors and Executive Officers of Seglem Holding AS

Name and Position	Principal Occupation or Employment and Principal Business Address[5]	Citizenship
Trygve Seglem, Chairman	Smedasundet 40, Postbox 2017, 5504 Haugesund, Norway	Norwegian

4 Unless otherwise indicated, the present principal occupation of each Covered Person is with TS Shipping Invest AS.

5 Unless otherwise indicated, the present principal occupation of each Covered Person is with Seglem Holding AS.